Exhibit 10.4

PATENT SECURITY AND LICENSE AGREEMENT

DATE:	October 29, 2007

DEBTOR:	Scanner Technologies Corporation	(“Debtor”)
Attn: Chief Executive Officer
14505 21st Avenue North, Suite 220
Minneapolis, MN 55447
Organization ID # NM 0509562

SECURED PARTY:	David P. Mork
750 W. Baseline Road #2090
	Tempe, AZ 85283	(“Mork”)
Elwin M. Beaty
13529 Arthur Street
	Minnetonka, MN 55305	(“Beaty”; Mork and Beaty are individually and collectively referred to as “Secured Party”)

1.        Security Interest. To secure the payment and performance of each and every liability and obligation of every type and description that Debtor may now or at any time hereafter owe to any Secured Party pursuant to this Patent Security and License Agreement (this “Security Agreement”) or any other agreement between Debtor and any Secured Party (individually and collectively, the “Agreements”), whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is absolute or contingent, liquidated or unliquidated, or sole, joint, several or joint and several (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof are collectively referred to herein as the “Obligations”), Debtor hereby grants Secured Party a first priority security interest (the “Security Interest”), subject only to “Permitted Liens” listed on Schedule 1, with power of sale to the extent permitted by applicable law, in all the following property of Debtor (the “Collateral”):

all of Debtor’s now owned or existing and hereafter acquired or arising:

(i)

patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on Schedule 2 and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in the foregoing clauses (a)-(d), being sometimes hereinafter individually and/or collectively referred to as the “Patents’);

(ii)

license agreements with any other party in connection with any Patents or such other party’s patents or patent applications, whether Debtor is a licensor or licensee under any such license agreement, including, but not limited to, the license agreements listed on Schedule 3, and the right upon the occurrence and during the continuance of an Event of Default to use the foregoing in connection with the enforcement of Secured Party’s rights under any documents evidencing the Obligations (all of the foregoing being hereinafter referred to collectively as the “Licenses”). Notwithstanding the foregoing provisions of this Section 1, the Licenses shall not include any license agreement which by its terms prohibits the grant of the security interest contemplated by this Security Agreement; and

(iii)

all rights to the payment of money arising out of any grant of rights in the Patents or Licenses, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement in such Collateral, and all other Accounts of the Debtor, as such term may be defined in the Uniform Commercial Code (the “License Receivables”).

2.         Restrictions on Future Agreements. Debtor will not, without Secured Party’s prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Security Agreement, and Debtor further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would in any material respect affect the validity or enforcement of the rights transferred to Secured Party under this Security Agreement or the rights associated with those Patents which are material to the operation of Debtor’s business.

3.         New Patents. Debtor represents and warrants that the Patents and Licenses listed on Schedules 2 and 3, respectively, include all of the patents, patent applications and license agreements in connection with patents or patent applications now owned or held by Debtor. If prior to the termination of this Security Agreement, Debtor shall (i) obtain rights to any new patentable inventions or license agreements in connection with patents or patent applications or (ii) become entitled to the benefit of any patent, patent application or patent for any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent, the provisions of Section 1 shall automatically apply thereto and Debtor shall give to Secured Party prompt written notice thereof. Debtor hereby authorizes Secured Party to modify this Security Agreement by (a) amending Schedules 2 or 3, as the case may be, to include any future patents, patent applications and license agreements in connection with patents and patent applications that are Patents or Licenses under Section 1 or under this Section 3 and (b) filing, in addition to and not in substitution for, this Security Agreement, a duplicate original of this Security Agreement containing on Schedules 2 or 3 thereto, as the case may be, such future patents, patent applications and license agreements which are Patents or Licenses, as the case may be, under Section 1 or this Section 3.

4.         Royalties. Debtor hereby agrees that the use by Secured Party of the Patents and Licenses as authorized hereunder shall be coextensive with Debtor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges from Secured Party to Debtor.

5.         Nature and Continuation of Secured Party’s Security Interest. This Security Agreement is made for collateral security purposes only. This Security Agreement shall create a continuing security interest in the Patents and the Licenses and shall remain in full force and effect until the Obligations have been paid or performed in full and the agreement giving rise to the Obligations terminated.

6.         Right to Inspect:  Further Assignments and Security Interests. Secured Party shall have the right, at any reasonable time and from time to time, to inspect Debtor’s premises and to examine Debtor’s books, records and operations relating to the Patents; provided, that in conducting such inspections and examinations, Secured Party shall use its best efforts not to disturb unnecessarily the conduct of Debtor’s ordinary business operations, and provided, further, that if no Event of Default has occurred and is continuing, Secured Party shall give Debtor at least 24 hours prior written notice of any such inspection. Debtor agrees not to sell or assign its respective interests in, or grant any license under, the Patents without the prior written consent of Secured Party.

7.         Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

7.1.        Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of New Mexico, and the state of New Mexico has been Debtor’s state of organization since the date of Debtor’s organization. Debtor has full power and authority to execute this Security Agreement, to perform Debtor’s obligations hereunder and to subject the Collateral to the Security Interest. Debtor’s legal name and organizational identification number are shown at the beginning of this Security Agreement.

7.2.        Debtor’s chief place of business is located at the address shown at the beginning of this Security Agreement and if such address has not been the Debtor’s chief place of business for the five years preceding the date of this Security Agreement, the other addresses are listed on Schedule 4. Debtor’s records concerning the Patents, the Licenses and general intangibles are kept at such address. Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s name, jurisdiction of organization or chief place of business and any change in or addition of any Collateral location. Debtor will take all such actions as Secured Party may reasonably request to permit Secured Party to establish and perfect the Security Interest in all jurisdictions Secured Party deems necessary, including but not limited to the execution, delivery or endorsement of any and all instruments, documents, assignments, security agreements and other agreements and writings that Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and any Secured Party’s rights under this Security Agreement. Contemporaneous with the execution and delivery of this Security Agreement, Debtor shall execute and deliver a “Patent Assignment Agreement” in the form attached hereto as Exhibit A.

7.3.      Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except as listed on Schedule 1. Debtor will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, and will defend the Collateral against all claims or demands of all persons other than the Secured Party. Debtor will promptly pay or properly and timely contest all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.

7.4.      This Security Agreement has been duly and validly authorized by all necessary action by Debtor.

7.5.      In the case of an Event of Default or if in connection with Secured Party’s evaluation of the Collateral pursuant to this Section, Secured Party reasonably deems itself to be inadequately secured, and provided that Secured Party keeps such information confidential, Secured Party may send and discuss with licensees of Debtor’s intellectual property requests for verification of amounts owed to Debtor.

7.6.      If Secured Party at any time so requests after the occurrence of an Event of Default, Debtor will promptly transfer to Secured Party any instrument, document, chattel paper, or investment properties constituting the Collateral, duly endorsed or assigned by Debtor.

7.7.      Debtor will keep accurate and complete records pertaining to the Collateral and pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor’s business and financial condition as Secured Party may from time to time reasonably request.

7.8.      Debtor will pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other actual out-of-pocket expenses

(including all attorneys’ fees) incurred by Secured Party in connection with the satisfaction, protection, defense or enforcement of the Security Interest or the protection, defense or enforcement of this Security Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

7.9.      The Obligations have been incurred and the Collateral will be used primarily for business purposes.

7.10.    All License Receivables are (or will be when arising) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each licensee named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation. Debtor will not subordinate any License Receivable to claims of other creditors of such licensee.

7.11.    Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral or of any adverse change in the prospect of payment of any material sums due under any license constituting Collateral.

7.12.    Debtor hereby authorizes Secured Party to file such financing statements as Secured Party deems necessary in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title.

7.13     Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

7.14.    If Debtor at any time fails to perform or observe any agreement contained in this Section 7, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions that Secured Party may reasonably deem necessary to cure or correct such failure. Debtor shall pay Secured Party on ten (10) days’ notice the amount of all monies expended and all costs and expenses (including attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 7.

8.         Account Verification and Collection Rights of Secured Party. Secured Party shall have the right to verify any License Receivables in the name of Debtor or in Secured Party’s own name; and Debtor, whenever requested pursuant to the terms of this Section, shall furnish Secured Party with duplicate statements of the License Receivables, which statements may be mailed or delivered by Secured Party for that purpose. Secured Party may, at any time after the occurrence of an Event of Default, notify any License Receivable debtor that such right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests, at any time after the occurrence of an Event of Default, Debtor will so notify such License Receivable debtors in writing and will indicate on all invoices to such License Receivable debtors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to a License Receivable debtor, Secured Party may (but need not) in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such License Receivable, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such License Receivable debtor.

9.         Events of Default. The occurrence of any of the following shall, at the option of the Secured Party, be an Event of Default:

A.        The Debtor shall fail to make when due, whether by acceleration or otherwise, any payment of the Obligations required to be made by the Debtor to any Secured Party; or

B.        Any event of default or default by Debtor under any Agreement;

C.        Any representation or warranty made or deemed to have been made by or on behalf of the Debtor to any of Secured Party in any instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or

D.        Debtor’s failure to comply with any covenant hereunder or under any other Agreement; or

E.        Transfer or disposition of any of the Collateral, except as permitted by this Security Agreement; or

F.        Attachment, execution or levy on any of the Collateral; or

G.        An Act of Bankruptcy shall occur with respect to the Debtor (as used herein, “Act of Bankruptcy” shall mean if (i) the person shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the person or of all or a substantial part of the person’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing its inability to pay its debts as they mature, or (6) make an assignment for the benefit of its creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of the person, and which is not dismissed within 30 days after such commencement, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the person, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the person or of all or any substantial part of the person’s property, or (3) similar relief in respect of the person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts).

10.       Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

10.1.    declare all Obligations to be immediately due and payable, which shall then be immediately due and payable, without presentment or other notice or demand;

10.2.    exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process if permitted by law or by judicial process, and the right to use, sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 13.2) at least 10 business days prior to the date of intended disposition or other action; or

10.3.    exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, including specifically the right to use the Collateral, against Debtor or against any other person or property.

All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

11.       Termination of Security Interest; Release of Collateral. When all outstanding Obligations have been irrevocably performed or paid in full, the Security Interest shall terminate and all rights to each item of Collateral shall revert to the Debtor. At any time before the Security Interest terminates pursuant to this Section 11, Secured Party may, at the written request of the Debtor, release any of the Collateral (but not all or substantially all the Collateral). Upon any such termination of the Security Interest or release of all or part of the Collateral, Secured Party will, at the expense of the Debtor, promptly execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral.

12.       Intercreditor Matters. Notwithstanding anything to the contrary contained herein or in any other Agreement, all proceeds of any sale, license, disposition or other realization upon the Collateral (the “Collateral Proceeds”) shall be applied in the following order of priorities:

(a)       First, to the payment in full of all obligations owing to each Secured Party under the Agreements, whether due or not, and all accrued and unpaid interest thereon, ratably (according to the proportion of (i) the amount of obligations owed to a Secured Party under the Agreements to (ii) the aggregate amounts of obligations owed to all of the Secured Parties under the Agreements) and in pari passu; and

(b)       Second, to pay to such other parties as their interests may appear, or to the Debtor or the Debtor’s representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such payments.

Notwithstanding the date, manner or order of attachment or perfection of any security interest and regardless of any priority otherwise available by law or by agreement, each Secured Party agrees that such Secured Party’s security interest in the Collateral shall be governed by the provisions and priorities of this Section 12 and that all of such Secured Party’s rights and benefits hereunder shall be shared ratably as provided in this Section 12. Each Secured Party agrees not to accept any Collateral Proceeds from the Debtor, any other Secured Party, or anyone else other than as provided by this Security Agreement. Each Secured Party agrees not to take any action to collect on the Obligations or take any action as to the Collateral other than as provided in this Security Agreement. Pending reimbursement by Debtor pursuant to the Agreements or if Debtor shall fail to reimburse any Secured Party pursuant to any of the Agreements, each Secured Party shall share all costs and expenses incurred by the Secured Party in connection with the documentation of each of the Obligations and the collection and enforcement of each of the Agreements and this Security Agreement ratably (according to the proportion of (i) the amount of obligations owed to a Secured Party under the Agreements to (ii) the aggregate amounts of obligations owed to the Secured Party under the Agreements) and in pari passu. No Secured Party shall be obligated to marshal any assets of the Debtor or any other person in which it has a lien or security interest before enforcing its rights against any of the Collateral.

13.        Miscellaneous.

13.1.    This Security Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of Secured Party’s rights or remedies.

13.2.    All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at such other address as Debtor may subsequently provide to Secured Party.

13.3.    Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral, including the exercise of such care as a reasonable party would exercise with regard to its own patents, or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

13.4.    This Security Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance hereof. Secured Party will not assign its rights under this Security Agreement without the Debtor’s prior written consent, which shall not be unreasonably withheld.

13.5.    A carbon, photographic or other reproduction of this Security Agreement or of any financing statement signed by Debtor shall have the same force and effects as the original for all purposes of a financing statement.

13.6.   This Security Agreement shall be governed by the internal laws of the State of Minnesota. If any provision or application of this Security Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Security Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. DEBTOR SUBMITS AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA FOR THE ENFORCEMENT OF THIS AGREEMENT AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE OR THE UNITED STATES OF AMERICA TO OBJECT TO JURISDICTION IN THE STATE OF MINNESOTA. AT THE ELECTION OF SECURED PARTY, LITIGATION MAY BE COMMENCED IN ANY STATE COURT OF GENERAL JURISDICTION FOR THE STATE OF MINNESOTA OR ANY UNITED STATES DISTRICT COURT LOCATED IN MINNESOTA. NOTHING CONTAINED HEREIN SHALL PREVENT SECURED PARTY

FROM BRINGING ANY ACTION AGAINST DEBTOR OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY GIVEN TO SECURED PARTY, OR AGAINST DEBTOR PERSONALLY, OR AGAINST ANY PROPERTY OF DEBTOR, WITHIN ANY OTHER STATE. COMMENCEMENT OF ANY SUCH ACTION OR PROCEEDING IN ANY OTHER STATE SHALL NOT CONSTITUTE A WAIVER OF CONSENT TO JURISDICTION OR A WAIVER OF THE SUBMISSION MADE BY DEBTOR TO PERSONAL JURISDICTION WITHIN THE STATE OF MINNESOTA. DEBTOR WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH DEBTOR IS INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS AGREEMENT.

13.7.    All representations and warranties contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement and the creation and payment of the Obligations.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

ACCORDINGLY, this Security Agreement has been duly executed by the parties as of the date first set forth above.

“DEBTOR”

SCANNER TECHNOLOGIES CORPORATION

By:	/s/ Elwin M. Beaty
Its:	Chief Executive Officer
“SECURED PARTY”

/s/ David P. Mork
David P. Mork

/s/ Elwin M. Beaty
Elwin M. Beaty

SCHEDULE 1

List of Existing Security Interests

None.

SCHEDULE 2

List of Patents

Registration No.	Patent	Date Filed	Date Issued
7,085,411	Method of manufacturing electronic components including a method for three dimensional inspection	02/28/05	08/01/06
7,079,678	Electronic component products made according to a process that includes a method for three dimensional inspection	02/28/05	07/18/06
6,915,007	Method and apparatus for three dimensional inspection of electronic components	04/27/01	07/05/05
6,915,006	Method and apparatus for three dimensional inspection of electronic components	04/27/01	07/05/05
6,862,365	Method and apparatus for three dimensional inspection of electronic components	07/13/99	03/01/05
6,072,898	Method and apparatus for three dimensional inspection of electronic components	01/16/98	06/06/00
6,064,757	Process for three dimensional inspection of electronic components	05/28/99	05/16/00
6,064,756	Apparatus for three dimensional inspection of electronic components	05/28/99	05/16/00
6,055,054	Three dimensional inspection system	05/05/97	04/25/00
5,909,285	Three dimensional inspection system	10/21/97	06/01/99
5,574,668	Apparatus and method for measuring ball grid arrays	02/22/95	11/12/96
5,307,149	Method and apparatus for zero force part placement	08/14/92	04/26/94
5,276,546	Three dimensional scanning system	09/16/92	01/04/94
5,173,796	Three dimensional scanning system	05/20/91	12/22/92

Registration No.	Patent	Date Filed	Date Issued
20070183646	Method of Manufacturing Ball Array Devices Using an Inspection Apparatus having Two or More Cameras and Ball Array Devices Produced According to the Method	04/16/07
20070183645	Method of Manufacturing Ball Array Devices Using an Inspection Apparatus Having One or More Cameras and Ball Array Devices Produced According to the Method	04/16/07
20050189657	Electronic component products and method of manufacturing electronic component products	02/28/05

SCHEDULE 3

List Of Licenses

None.

SCHEDULE 4

List of prior Addresses

None.

EXHIBIT A

Patent Assignment Agreement

Attached.

PATENT ASSIGNMENT AGREEMENT

THIS PATENT ASSIGNMENT AGREEMENT (“Assignment”) is dated as of October 29, 2007, by and among Scanner Technologies Corporation, a New Mexico corporation (“Assignor”) and _________________________________ (individually and collectively, “Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor desires to transfer, and Assignee desires to receive, the patents and patent applications listed in Schedule A (“Patents”) attached hereto;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and subject to and on the terms and conditions herein set forth, Assignors hereby sell, assign and transfer to Assignee, its successors and assigns, the entire right, title and interest in and to the Patents, including the inventions therein described and claimed and any United States or foreign Letters Patents which may issue with respect to the Patents, all rights for past or intervening infringement thereof, all renewals, reissues, extensions, substitutions, continuations, continuations-in-part, or divisions thereof, and all foreign applications based thereon, including the right to apply for patents in foreign countries in its own name, and the right to claim any priority rights to which such foreign applications are entitled under international conventions, treaties, or otherwise. Assignor agrees to execute any additional documents presented to Assignor by Assignee and to perform any other acts which are or may be reasonably necessary to evidence or perfect the assignment, including those reasonably necessary to effectuate the recordation of the assignment.

(signature page follows)

IN WITNESS WHEREOF, this Patent Assignment Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

“ASSIGNOR”

SCANNER TECHNOLOGIES CORPORATION

By:	/s/ Elwin M. Beaty
Its:	Chief Executive Officer

“ASSIGNEE”

Name:

Name:

Schedule A

Patents

Registration No.	Patent	Date Filed	Date Issued
7,085,411	Method of manufacturing electronic components including a method for three dimensional inspection	02/28/05	08/01/06
7,079,678	Electronic component products made according to a process that includes a method for three dimensional inspection	02/28/05	07/18/06
6,915,007	Method and apparatus for three dimensional inspection of electronic components	04/27/01	07/05/05
6,915,006	Method and apparatus for three dimensional inspection of electronic components	04/27/01	07/05/05
6,862,365	Method and apparatus for three dimensional inspection of electronic components	07/13/99	03/01/05
6,072,898	Method and apparatus for three dimensional inspection of electronic components	01/16/98	06/06/00
6,064,757	Process for three dimensional inspection of electronic components	05/28/99	05/16/00
6,064,756	Apparatus for three dimensional inspection of electronic components	05/28/99	05/16/00
6,055,054	Three dimensional inspection system	05/05/97	04/25/00
5,909,285	Three dimensional inspection system	10/21/97	06/01/99
5,574,668	Apparatus and method for measuring ball grid arrays	02/22/95	11/12/96
5,307,149	Method and apparatus for zero force part placement	08/14/92	04/26/94
5,276,546	Three dimensional scanning system	09/16/92	01/04/94
5,173,796	Three dimensional scanning system	05/20/91	12/22/92

Registration No.	Patent	Date Filed	Date Issued
20070183646	Method of Manufacturing Ball Array Devices Using an Inspection Apparatus having Two or More Cameras and Ball Array Devices Produced According to the Method	04/16/07
20070183645	Method of Manufacturing Ball Array Devices Using an Inspection Apparatus Having One or More Cameras and Ball Array Devices Produced According to the Method	04/16/07
20050189657	Electronic component products and method of manufacturing electronic component products	02/28/05